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                   DISTRIBUTION AND SERVICING PLAN AGREEMENT

                         LAZARD RETIREMENT SERIES, INC.



Lazard Freres & Co. LLC
30 Rockefeller Plaza
New York, New York 10020

Gentlemen:

          We wish to enter into this Agreement with you for distribution and certain other services with respect to the shares of each portfolio set forth on
Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Portfolio"), of Lazard Retirement Series, Inc. (the "Fund") of which you are the principal underwriter as defined in the Investment Company Act of 1940, as amended (the "Act"), and the exclusive agent for the continuous distribution of its shares.

          The terms and conditions of this Agreement are as follows:

          1. We agree to provide reasonable assistance in connection with the sale of the Portfolios' shares, which assistance may include distributing sales literature, marketing and advertising. If we are restricted or unable to provide the services contemplated above, we agree not to perform such services and not to accept fees thereafter. Our acceptance of any fees hereunder shall constitute our representation (which shall survive any payment of such fees and any termination of this Agreement and shall be reaffirmed each time we accept a fee hereunder) that our receipt of such fee is lawful.

          2. We agree to provide shareholder and administrative services for our clients who own shares of any Portfolio ("clients"), which services may include, without limitation, answering client inquiries about the Fund or any Portfolio; assisting clients in changing dividend options, account designations and addresses; performing sub-accounting; establishing and maintaining shareholder accounts and records; processing purchase and redemption transactions; investing client account cash balances automatically in Portfolio shares; providing periodic statements showing a client's account balance and integrating such statements with those of other transactions and balances in the client's other accounts serviced by us; arranging for bank wires; and providing such other information and services as the Fund reasonably may request, to the extent we are permitted by applicable statute, rule or regulation. In this


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regard, you recognize that to the extent we are subject to the provisions of the
Glass-Steagall Act and other laws governing, among other things, the conduct of activities we may undertake and for which we may be paid, we intend to perform only those activities as are consistent with our statutory and regulatory obligations. We shall provide to clients a schedule of the services and of any fees that we may charge directly to them for such services.

          3. We shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in our business, or all or any personnel employed by us) as is necessary or beneficial in order to provide such services contemplated hereunder.

          4. We agree that neither we nor any of our employees or agents are authorized to make any representation concerning the Portfolios' shares, except those contained in the Fund's then-current Prospectus and Statement of Additional Information, copies of which will be supplied by you to us, or in such supplemental literature or advertising materials as may be authorized by you in writing.

          5. For all purposes of this Agreement, we will be deemed to be an independent contractor, and will have no authority to act as agent for you or the Fund in any matter or in any respect. We and our employees will, upon request, be available during normal business hours to consult with you or your designees concerning the performance of our responsibilities under this Agreement.

          6. In consideration of the services and facilities described herein, we shall be entitled to receive from you, and you agree to pay to us with respect to each Portfolio, the fees set forth opposite such Portfolio's name on
Schedule 1 hereto. We understand that the payment of these fees has been authorized and will be paid pursuant to a Distribution and Servicing Plan approved by the Fund's Board and shareholders, and any payments pursuant to this Agreement shall be paid only so long as this Agreement and the Distribution and Servicing Plan adopted by the Fund is in effect.

          7. You reserve the right, at your discretion and without notice, to suspend or withdraw the sale of any Portfolio's shares.

          8. We acknowledge that this Agreement shall become effective, as to a Portfolio, only when approved by vote of a majority of (i) the Fund's Board and
(ii) the Board members



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who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

          9. As to each Portfolio, this Agreement shall continue until the last day of the calendar year next following the date of execution, and thereafter shall continue automatically for successive annual periods ending on the last day of each calendar year, provided such continuance is approved specifically at least annually by a vote of a majority of (i) the Fund's Board and (ii) the Directors who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Portfolio, this Agreement is terminable without penalty, at any time, by vote of a majority of the Directors who are not "interested persons" (as defined in the Act) and have no direct or indirect financial interest in this Agreement or, on not more than 60 days' written notice, by vote of holders of a majority of a Portfolio's outstanding shares, or, upon 15 days' notice, by you. Notwithstanding anything contained herein, if the Distribution and Servicing Plan adopted by the Fund is terminated by the Fund's Board, or the Distribution and Servicing Plan, or any part thereof, is found invalid or is ordered terminated by any regulatory or judicial authority, or we fail to perform the distribution and servicing functions contemplated by the Fund or by you, this Agreement shall be terminable effective upon receipt of notice thereof by us. This Agreement also shall terminate automatically, as to the relevant Portfolio, in the event of its assignment (as defined in the Act).

          10. We understand that the Fund's Board will review, at least quarterly, a written report of the amounts expended pursuant to this Agreement and the purposes for which such expenditures were made. In connection with such reviews, we will furnish you or your designees with such information as you or they may reasonably request and will otherwise cooperate with you and your designees (including, without limitation, any auditors designated by you), in connection with the preparation of reports to the Fund's Board concerning this Agreement and the monies paid or payable by you pursuant hereto, as well as any other reports or filings that may be required by law.

          11. All communications to you shall be sent to you at the address set forth above. Any notice to us shall be duly given if mailed or telegraphed to us at the address set forth below.




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          12.  This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

                         Very truly yours,


                         __________________________________________
                         (Please Print or Type Name of Entity)


                         __________________________________________
                                          Address


                         __________________________________________
                         City              State        Zip Code



Date____________________ By:_______________________________________
                            Authorized Signature

NOTE: Please return both signed copies of this Agreement to Lazard Freres & Co. LLC. Upon acceptance one countersigned copy will be returned for your files.

                                    Accepted:

                                    LAZARD FRERES & CO. LLC



Date _________________________  By:____________________________



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                                   SCHEDULE 1

                   Distribution and Servicing Plan Agreement

                                    between

                            LAZARD FRERES & CO. LLC

                                      and

                      __________________________________
                         American National Insurance


                                                     Fee at an Annual Rate as a
                                                     Percentage of Average Daily
                                                     Net Asset Value of
                                                     Portfolio Shares Owned by
                                                     Clients*
                                                     --------

Name of Portfolio*                                        Fee
------------------                                        ---

Lazard Retirement Bantam Value Portfolio                  .25
Lazard Retirement Emerging Markets Portfolio              .25
Lazard Retirement Equity Portfolio                        .25
Lazard Retirement Global Equity Portfolio                 .25
Lazard Retirement International Equity Portfolio          .25
Lazard Retirement International Fixed-Income Portfolio    .25
Lazard Retirement International Small Cap Portfolio       .25
Lazard Retirement Small Cap Portfolio                     .25
Lazard Retirement Strategic Yield Portfolio               .25



Document2
Dated:  June 30, 1997


______________
* For purposes of determining the fees payable hereunder, the average daily net asset value of each Portfolio's shares shall be computed in the manner specified in the Fund's charter documents and then-current Prospectus and Statement of Additional Information.


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